Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-227212) on Form S-8 of Community First Bancshares, Inc. of our report dated December 21, 2018, relating to the consolidated financial statements of Community First Bancshares, Inc., appearing in this Annual Report on Form 10-K of Community First Bancshares, Inc. for the year ended September 30, 2018.

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

December 21, 2018